
                                AMENDMENT NO. 1
                                      TO
                   SIXTH AMENDED AND RESTATED LOAN AGREEMENT



     THIS AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment"), dated as of November 8, 1994, is by and among

     AIRGAS, INC., a Delaware corporation with its principal place of business in Wilmington, Delaware ("Airgas"); and

     AIRGAS HOLDINGS, INC., a Delaware corporation with its principal place of business in Wilmington, Delaware ("Holdings" - Airgas and Holdings may be referred to individually herein as a "Borrower" and collectively as the "Borrowers");

     NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NationsBank");

     THE BANK OF NEW YORK, a New York corporation ("BNY");

     FIRST FIDELITY BANK, N.A., a national banking association ("Fidelity");

     PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, NA, a national banking association ("PNB");

     BANK OF AMERICA ILLINOIS, an Illinois state bank ("BANK OF AMERICA");

     MERIDIAN BANK, a Pennsylvania state bank ("Meridian");

     NBD BANK, N.A., a national banking association ("NBD");

     CIBC INC. , a Delaware corporation ("CIBC"); and

     PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC" - hereinafter, NationsBank, BNY, Fidelity, PNB, Bank of America, Meridian, NBD, CIBC and PNC may be referred to individually as a "Bank" and collectively as the "Banks"); and

     NATIONSBANK NATIONAL BANK OF NORTH CAROLINA, N.A., a national banking association (in its capacity as agent for the Banks, hereinafter referred to in such capacity as the "Agent").

                             W I T N E S S E T H :

     WHEREAS, pursuant to a Sixth Amended and Restated Loan Agreement dated as of August 30, 1994 (the "Existing Loan Agreement") among the Borrowers, the Banks and the Agent, the Banks have extended commitments to make certain credit facilities available to the Borrowers; and

     WHEREAS, the Borrowers desire to make certain amendments to the Existing Loan Agreement.

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:



                                    PART I
                                  DEFINITIONS

          SUBPART 1.1. Certain Definitions. Unless other-wise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

               "Amended Loan Agreement" means the
          Existing Loan Agreement as amended hereby.

               "Amendment Effective Date" is defined in Subpart 3.1 hereof.

          SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Loan Agreement.


                                    PART II
                     AMENDMENTS TO EXISTING LOAN AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Loan Agreement is hereby amended in accordance with this
Part II. Except as so amended, the Existing Loan Agreement and all other Loan Documents shall continue in full force and effect.

          SUBPART 2.1. Amendments to Section 1.01. The definition of "Subordinated Debt" set forth in Section 1.01 of the Existing Loan Agreement is hereby amended to read in its entirety as follows:

               "Subordinated Debt" means (i) the indebtedness of up to $55,000,000.00 incurred by Airgas pursuant to the terms of the Senior Subordinated Note Purchase Agreements, the repayment of which is subordinated to the repayment of the indebtedness of Airgas to the Banks hereunder on terms described in the Senior Subordinated Note Purchase Agreements, (ii) indebtedness incurred by Airgas on substantially the terms and conditions as provided in the Confidential Direct Placement Memorandum set forth as Schedule 5 attached hereto and subordinated to the obligations of the Borrowers and the Guarantee Subsidiaries under the Loan Documents on terms substantially similar to the terms of subordination under the Subordinated Note Purchase Agreements, provided that no Event of Default specified in Article XIV hereof, nor any event which upon notice or lapse of time or both, would constitute such an Event of Default, exists immediately prior to or would exist immediately after such indebtedness is incurred, and (iii) additional subordinated indebtedness incurred by Airgas provided that (A) no Event of Default specified in Article XIV hereof, nor any event which upon notice or lapse of time or both,


          would constitute such an Event of Default, exists immediately prior to or would exist immediately after such additional subordinated indebtedness is incurred and (B) all of the terms and conditions of such additional subordinated indebtedness (including the terms relating to the subordination of such indebtedness to the indebtedness of Airgas hereunder) are consented to by the Majority Banks prior to the time such indebtedness is incurred; provided, however, the aggregate outstanding principal balance of all indebtedness referred to in subsections (i), (ii) and
          (iii) of this definition shall not exceed
          $105,000,000.00 at any one time;

          SUBPART 2.2.  Amendments to Section 13.01.  Subsection
     (a), subsection (g) and subsection (y) of Section 13.01 of the Existing Loan Agreement are hereby amended to read in their entireties as follows:

               13.01 Each of the Borrowers covenants and agrees with the Banks and the Agent that, so long as this Loan Agreement shall remain in effect or any Letter of Credit or Bankers' Acceptance shall be outstanding or the principal of or interest on any Note, Money Market Note, LC Reimbursement Obligation or BA Reimbursement Obligation or any other expense or amount payable hereunder remains unpaid, and until the Revolving Credit Loan Commitments are terminated and the Banks are no longer obligated to make any Letter of Credit Term Loans, without the prior written consent of the Majority Banks, it will not nor will it enter into any binding agreement to or permit any Subsidiary to:

               (a) incur, create, assume or permit to exist any indebtedness for borrowed money, however evidenced, or its equivalent, except

                    (i)  the Loans, the Letters of Credit
               (and the related LC Reimbursement Obligations), the Bankers' Acceptances (and the related BA Reimbursement Obligations) and the Money Market Loans;

                    (ii) existing indebtedness set forth in
               Exhibit Q hereto (and renewals, refinancings or extensions (but not any increases in the outstanding principal amount) thereof on terms and conditions no less favorable to such Borrower or Subsidiary than the terms and conditions of such existing indebtedness);

                   (iii) indebtedness evidenced by
               endorsement of negotiable instruments for collection and done in the ordinary course of business;

                    (iv) the Subordinated Debt;


                    (v)  unsecured indebtedness incurred in
               favor of the sellers of the companies
               described in Section 13.01(h)(iv) and (v) hereof in order to finance the acquisition of such companies;

                    (vi) standby letters of credit (other
               than standby Letters of Credit issued
               pursuant to Section 5.01 hereof) provided that the full amount available to be drawn thereunder is at all times backed or secured by a Letter of Credit issued pursuant to
               Section 5.01 hereof;

                  (vii)  indebtedness of Airgas and Holdings of
               up to $100,000,000 arising under the Loan
               Agreement dated as of November 8, 1994 attached hereto as Schedule 4; and

                 (viii)  other present or future
               indebtedness of Airgas or any of its
               Subsidiaries, provided that the aggregate amount of such indebtedness at any time outstanding shall not exceed $20,000,000.00;
               provided, however, that nothing contained in this Section 13.01(a) or any other provision of this Loan Agreement shall prevent any Credit Party from entering into, as lessee, any real estate leases (other than capitalized leases) or operating leases of equipment in the ordinary course of such Credit Party's business;

                          *************

               (g)  guarantee directly or indirectly the
          obligations of any Person except for (i) the guarantee of a Guarantee Subsidiary (A) pursuant to the Guaranty Agreement or (B) of any indebtedness permitted under
          Section 13.01(a)(vii) hereof, (ii) endorsements of negotiable instruments in the ordinary course of business, (iii) the unsecured guarantee by Airgas of any indebtedness permitted under Section 13.01(a) hereof and (iv) additional guarantees provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount guaranteed pursuant to all such guarantees permitted under this clause (iv), plus
          (2) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under Section 13.01(h)(vii) hereof, plus (3) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof, plus (4) the aggregate outstanding principal amount of loans and advances permitted under Section 13.01(k)(iii) hereof, plus (5) the aggregate outstanding amount of


          investments permitted under Section 13.01(m)(ii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;

                          *************

               (y) cause (i) each of Mauritius Industrial Gases, Inc. and Airgas Polska sp. z oo at such time as any such Subsidiary shall have total assets of at least $3,000,000 and (ii) each other Subsidiary hereafter acquired by any Credit Party prior to the Maturity Date
          (A) to become a Guarantee Subsidiary pursuant to a Guaranty Joinder Agreement and (B) to deliver to the Agent such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified corporate resolutions and other corporate documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the obligations of such Subsidiary under the Guaranty Agreement); provided, however, with respect to any such Subsidiary described above which is a Canadian Subsidiary (1) such Canadian Subsidiary shall not be obligated to so guarantee the obligations of the Borrowers during the 90 day period immediately succeeding the date of acquisition of such Canadian Subsidiary and (2) if, subsequent to such Canadian Subsidiary becoming a Guarantee Subsidiary pursuant to a Guaranty Joinder Agreement, any Canadian Lender has agreed to provide financing to such Canadian Subsidiary to provide for the working capital, capital expenditure, acquisition costs and/or letter of credit needs of such Canadian Subsidiary, then, promptly upon the request of the Borrowers, the Agent (on behalf of the Banks) shall thereupon release such Canadian Subsidiary from the Guaranty Agreement.

          SUBPART 2.3.  Amendments to Section 13A.01.  Section
     13A.01 of the Existing Loan Agreement is hereby amended to read in its entirety as follows:

               13A.01  The covenants of Airgas (i) contained in
          Section 10 of each of the Senior Subordinated Note Purchase Agreements, as such covenants may be amended or modified from time to time and (ii) contained in any documentation evidencing or executed in connection with any other Subordinated Debt as such documents may be amended or modified from time to time (collectively, the "Incorporated Covenants"), are (until termination of the applicable Subordinated Note Purchase Agreement or the applicable documentation evidencing or executed in connection with such other Subordinated Debt, as the case may be) hereby incorporated herein by reference and shall be as binding on the Borrowers as if set forth fully herein.




          SUBPART 2.4.  Replacement of Schedule 4.  Existing
     Schedule 4 to the Existing Loan Agreement is deleted in its entirety and a new schedule in the form of Schedule 4 attached hereto is added to the Existing Loan Agreement in replacement therefor and substitution thereof.

          SUBPART 2.5. New Schedule 5. A new schedule in the form of Schedule 5 is added to the Existing Loan Agreement immediately following existing Schedule 4 attached thereto.

                            PART III
                   CONDITIONS TO EFFECTIVENESS

          SUBPART 3.1.  Amendment Effective Date.  This
     Amendment shall be and become effective as of the date hereof (the "Amendment Effective Date") when the Agent shall have received counterparts of this Amendment, each of which shall have been duly executed on behalf of the Borrowers and the Majority Banks.

     The Banks hereby acknowledge and agree that no amendment fee shall be payable pursuant to Section
     16.04 of the Existing Credit Agreement in connection with this Amendment.
                             PART IV
                          MISCELLANEOUS

          SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

          SUBPART 4.2. Instrument Pursuant to Existing Loan Agreement. This Amendment is a Loan Document executed pursuant to the Existing Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Loan Agreement.

          SUBPART 4.3.  References in Other Loan Documents.
     At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1 hereof, all references in the Loan Documents to the "Loan
     Agreement" shall be deemed to refer to the Loan
     Agreement as amended by this Amendment.

          SUBPART 4.4. Expenses. The Borrowers agree to pay all reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution and delivery of this Amendment.

          SUBPART 4.5.  Counterparts, Effectiveness, Etc.
     This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


          SUBPART 4.6.  Governing Law; Entire Agreement.
     THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
     UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF
     NORTH CAROLINA.




 [The remainder of this page has been left blank intentionally.]


     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                         AIRGAS, INC.


                         By /s/Britton H. Murdoch
                           ________________________________
                           Britton H. Murdoch
                           Vice President


                         AIRGAS HOLDINGS, INC.


                         By /s/Britton H. Murdoch
                           ________________________________
                           Britton H. Murdoch
                           Vice President


















                        (Signatures Continued)

                                   NATIONSBANK OF NORTH CAROLINA, N.A.


By:    /s/M. Gregory Seaton
       ____________________________

Title: Vice President
       ____________________________


                                   THE BANK OF NEW YORK

By:    /s/Michael V. Flannery
       ____________________________

Title: Vice President
       ____________________________


                                   FIRST FIDELITY BANK, N.A.

By:    /s/Carl Goelz
       ____________________________

Title: Vice President
       ____________________________



                                   PHILADELPHIA NATIONAL BANK,
                                   INCORPORATED AS CORESTATES BANK, NA

By:    /s/Matthew T. Panarese
       ____________________________

Title: Vice President
       ____________________________



                                   BANK OF AMERICA ILLINOIS

By:    /s/Nancy J. McGaw
       ____________________________

Title: Vice President
       ____________________________



                                   MERIDIAN BANK

By:    /s/Patrick B. Trainor
       ____________________________

Title: Assistant Vice President
       ____________________________

                        [Signatures continued]

                                   NBD BANK, N.A.

By:    /s/John W. Fischer, III
       ____________________________

Title: Senior Vice President
       ____________________________


                                   CIBC INC.

By:    /s/Paul T. LaHiff, Jr.
       ____________________________

Title: Vice President
       ____________________________


                                   PNC BANK, NATIONAL ASSOCIATION

By:    /s/H. Todd Dissinger
       ____________________________

Title: Vice President
       ____________________________


                                   NATIONSBANK OF NORTH CAROLINA,
                                   N.A., as Agent for the Banks

By:    /s/M. Gregory Seaton
       ____________________________

Title: Vice President
       ____________________________



                        [Signatures continued]


The undersigned, as Guarantee Subsidiaries under the Guaranty
Agreement dated as of August 30, 1994 executed by each of the undersigned in favor of the Agent and the Banks referred to above for the benefit of the Borrowers referred to above, hereby acknowledge and consent to the terms of the foregoing Amendment No. 1 to Sixth Amended and Restated Loan Agreement.

                         AIRGAS BREATHING AIR SYSTEMS, INC.
                         AIRGAS HOLDINGS CANADA LIMITED
                         AIRGAS INTERNATIONAL, INC.
                         AIRGAS MANAGEMENT, INC.
                         AIRGAS NEW ENGLAND REAL ESTATE, INC.
                         AIRGAS REALTY, INC.
                         AMERICAN CARBIDE AND CARBON
                           CORPORATION (d/b/a MIDWEST CARBIDE)
                         BAY AIRGAS, INC.
                         CASCADE AIRGAS, INC.
                         CRYODYNE TECHNOLOGIES, INC.
                         CYLINDER LEASING CORP.
                         EMPIRE AIRGAS, INC.
                         FLORIDA AIRGAS, INC.
                         G.S. PARSONS, CO.
                         GREAT LAKES AIRGAS, INC.
                         GREAT WESTERN AIRGAS, INC.
                         GULF STATES AIRGAS, INC.
                         INDUSTRIAL GASES OF WICHITA, INC.
                         KEYSTONE AIRGAS, INC.
                         LONE STAR AIRGAS, INC.
                         MICHIGAN AIRGAS, INC.
                         MIDAMERICA AIRGAS, INC.
                         MIDAMERICA HOLDINGS, INC.
                         MIDWEST AIRGAS, INC.
                         MOUNTAIN AIRGAS, INC.
                         NITROUS OXIDE CORP.
                         NORTHEAST AIRGAS, INC.
                         NORTHERN GASES, INC.
                         PACIFIC AIRGAS, INC.
                         POST AIRGAS, INC.
                         POTOMAC AIRGAS, INC.
                         RANGE ARC, INC.
                         SIERRA AIRGAS, INC.
                         SOONER AIRGAS, INC.
                         SOUTHEAST AIRGAS, INC.
                         SOUTHERN CALIFORNIA AIRGAS, INC.
                         SPECIALTY PRODUCTS AND EQUIPMENT, INC.
                         US AIRGAS, INC.
                         VIRGINIA WELDING SUPPLY CO.
                         WESTWIND COMPANY

                         By /s/Britton H. Murdoch
                           _____________________________________
                           Britton H. Murdoch
                           Vice President
                           of each of the Companies listed above

                              SCHEDULE 4

      [Loan Documents for $100,000,000 Revolving Credit Facility]

                              SCHEDULE 5

      [Summary of Terms and Conditions for New Subordinated Debt]



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